Exhibit 99.1

NEWS RELEASE

LivaNova PLC Sets Operating Model and Supporting Organization

London, July 6, 2016 – LivaNova PLC (NASDAQ:LIVN; LSE: LIVN) ("LivaNova" or the "Company"), a market-leading medical technology company, today announced a new organizational structure designed to strengthen execution and accountability of its business franchises, promote collaboration across the global organization and support long-term profitable growth.
"When LivaNova was formed in late 2015, we communicated our commitment to grow our medical device portfolio through innovative product development and global commercial presence," said André-Michel Ballester, Chief Executive Officer. "We have now identified opportunities to optimize our structure, prioritize our highest value investments and deliver long-term growth and increased shareholder value. We are now poised to place into action an organizational model to ensure that we have the right resources and structure to execute our strategic priorities."
"We are implementing an organizational re-design that, in addition to our existing corporate support functions, will include a Chief Operating Officer (COO). The addition of a COO will allow me the opportunity to focus on LivaNova's strategic business imperatives and critical stakeholders while developing and ensuring strong management fundamentals and alignment for future growth", said Mr. Ballester. "LivaNova's new COO will be responsible for driving innovative product development, commercialization and geographic expansion across the global organization with a focus on margin expansion and profitable growth. In executing this organizational model, we are creating new leadership positions with defined geographic accountability to help propel and support LivaNova's market-focused franchises."

Stefano Di Lullo, President of Cardiac Rhythm Management, has announced his intention to retire effective immediately. Additionally, Michel Darnaud, President of Cardiac Surgery, will assist in transition and will be retiring in the first quarter of next year. "I wish to personally thank both of these executives for their considerable contributions and leadership over the years in helping to build and establish two of LivaNova's critical business units," said Mr. Ballester.
About LivaNova
LivaNova PLC is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics, Inc., a medical device company with core expertise in neuromodulation. LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems. The Company employs approximately 4,600 employees worldwide and is headquartered in London, U.K. With a presence in more than 100 countries, LivaNova operates as three business units: Cardiac Surgery, Cardiac Rhythm Management, and Neuromodulation, with operating headquarters in Clamart (France), Mirandola (Italy) and Houston (U.S.), respectively.
LivaNova is listed on NASDAQ and is admitted to the standard listing segment of the Official List of the UK's Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol "LIVN".
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe our future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, the factors described in the "Risk Factors" section of LivaNova's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with, and/or announced or published pursuant to the rules of, the United States Securities and Exchange Commission and/or the United Kingdom Financial Conduct Authority by LivaNova, together with the risk that our internal leadership and organizational realignment will not lead to intended improvements, efficiency or results. This list of factors is notexhaustive. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof.

All information in this press release is as of the date of its release. LivaNova does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.
For more information, please visit www.livanova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
e-mail: corporate.communications@livanova.com

3